SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2007

PROMOTORA VALLE HERMOSO, INC.

Colorado	000-27199	020755762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1809 E. Broadway St., Ste. 346 Oviedo, Fl.	32765
(Address of Principal Executive Offices)	(Zip Code)

(800) 377-2137
Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
On October 25, 2007, we announced that we had signed an exclusive Letter of Intent to acquire Bauelemente Kuhn Inc., for 1,000,000 shares of the Company's comon stock as of the October 19, 2007 closing price. After completing our due diligence, we have since determined not to pursue the acquisition of this Company.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

PROMOTORA VALLE HERMOSO, INC.

Date: March 24, 2008	By:	/s/ Ramon Rosales
Ramon Rosales
Chief Executive Officer